 Exhibit 99.1

iA Financial Group to Acquire Vericity in $170 million Transaction

Vericity Stockholders to Receive $11.43 per Share in Cash

Chicago, Illinois – October 3, 2023 – Vericity, Inc. (“Vericity”) (NASDAQ: VERY) today announced it has entered into a definitive merger agreement whereby iA American Holdings, Inc., a subsidiary of iA Financial Corporation, Inc. (“iA”) (collectively, “iA”) (TSX: IAG) will acquire Vericity in an all-cash transaction valued at approximately $170 million. Vericity is majority owned by J.C. Flowers & Co. (“J.C. Flowers”), a leading private investment firm dedicated to investing globally in the financial services industry.

James Hohmann, Vericity’s Chief Executive Officer, said, “This is an exciting transaction that we believe offers compelling value for all of our stockholders and reflects the strength of our business. We look forward to accelerating our strategic advancement within iA as we further grow the eFinancial platform, the business overall, and create new opportunities for our people and the franchise.”

“Over the course of our investment in Vericity, J.C. Flowers supported Management in transforming the business model by combining AI and rich data analytics to deliver innovative proprietary technology to power all aspects of the business.” said Eric Rahe, Co-President of J.C. Flowers. “We are gratified to see these efforts recognized by iA, one of the largest insurance and wealth management groups in Canada with a presence in the United States. We are confident that Vericity will continue to thrive as part of iA to the benefit of all of its stakeholders.”

As part of the agreement, each issued and outstanding share of the total 14,875,000 shares of Vericity common stock will be converted into the right to receive $11.43 in cash at closing of the merger, funded by iA with existing cash on hand.  The per share merger consideration represents a 101% premium to Vericity’s closing share price of $5.70 on October 2, 2023, the last full trading day prior to the announcement of the transaction.  The transaction is not subject to any financing condition or contingency.

Vericity’s board of directors unanimously approved the merger agreement.  The merger is expected to close in the first half of 2024. It is subject to certain customary closing conditions for a transaction of this type, including the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended and receipt of insurance regulatory approvals. Following the execution of the merger agreement, stockholders representing more than a majority of the issued and outstanding shares of Vericity common stock delivered a stockholder written consent adopting and approving the merger agreement.

For further information regarding the definitive merger agreement, please see Vericity’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission (the “SEC”) and will contain a summary of the material terms and conditions of the merger agreement, as well as a copy of the merger agreement.

Advisors

Raymond James Financial, Inc. is serving as financial advisor and Skadden, Arps, Slate, Meagher & Flom LLP is serving as legal advisor to Vericity on this transaction.

About Vericity

Vericity, Inc. (Nasdaq: VERY), through its subsidiaries, Fidelity Life Association and eFinancial, LLC, is a leader in direct-to-consumer life insurance solutions. As an innovator in product design and distribution, the company makes life insurance affordable and accessible for middle market consumers. With national call centers, digital and digitally enabled sales and underwriting processes, quick policy issuance, and an emphasis on products not medically underwritten at the time of sale, it is easier for customers to get the coverage they need at a price they can afford. For more information, visit https://www.vericity.com/.

About J.C. Flowers & Co.

J.C. Flowers is a leading private investment firm dedicated to investing globally in the financial services industry. Founded in 1998, the firm has approximately $4 billion of assets under management. J.C. Flowers has offices in New York, London and Palm Beach with a 21-person investment staff who have a combined 300+ years of experience. Over its 25-year history, J.C. Flowers has invested more than $17 billion of capital in 65 portfolio companies in 18 countries across a range of industry subsectors including banking, insurance and reinsurance, securities firms, specialty finance, and services and asset management. For more information, please visit https://www.jcfco.com/.

About iA Financial Group

iA Financial Group is one of the largest insurance and wealth management groups in Canada, with operations in the United States. Founded in 1892, it is an important Canadian public company and is listed on the Toronto Stock Exchange under the ticker symbols IAG (common shares) and IAF (preferred shares). For more information, visit https://ia.ca/.

Cautionary Note Regarding Forward-Looking Statements

To the extent that statements contained in this press release and oral statements made by representatives of Vericity are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of Vericity made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include, but are not limited to, statements that represent our beliefs concerning future operations, strategies, financial results or other developments, and contain words and phrases such as “may,” “expects,” “should,” “believes,” “anticipates,” “estimates,” “intends” or similar expressions. Such forward-looking statements involve substantial risks and uncertainties that could cause Vericity’s future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements.

The proposed transaction is subject to risks and uncertainties and factors that could cause Vericity’s actual results to differ, possibly materially, from those in the specific projections, goals, assumptions and statements herein which include, but are not limited to: (i) that Vericity and iA may be unable to complete the proposed transaction because, among other reasons, conditions to the closing of the proposed transaction may not be satisfied or waived, including that a governmental authority may prohibit, delay or refuse to grant approval for the consummation of the transaction; (ii) uncertainty as to the timing of completion of the proposed transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement; (iv) risks related to disruption of management’s attention from Vericity’s ongoing business operations due to the proposed transaction; (v) the effect of the announcement of the proposed transaction on Vericity’s relationships with its clients, employees, operating results and business generally; and (vi) the outcome of any legal proceedings to the extent initiated against Vericity or others following the announcement of the proposed transaction, as well as Vericity management’s response to any of the aforementioned factors.

Vericity undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Vericity’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Vericity’s business in general and ownership of shares of Vericity’s common stock, see the “Risk Factors” section of Vericity’s Registration Statement on Form S-1 filed with the SEC on June 4, 2019, and the other reports Vericity files with the SEC.

References to additional information about Vericity have been provided as a convenience, and the information contained on such websites is not incorporated by reference into this press release.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed transaction, Vericity intends to file relevant materials with the SEC, including Vericity’s information statement in preliminary and definitive form. Vericity stockholders are strongly advised to read all relevant documents filed by Vericity with the SEC, including Vericity’s information statement, because they will contain important information about the proposed transaction. These documents will be available at no charge on the SEC’s website at www.sec.gov. In addition, documents will also be available without charge by visiting the Vericity website at www.vericity.com.

Contacts
John Buchanan, General Counsel
Vericity, Inc.
John.Buchanan@FidelityLife.com